UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                     Date of Report: August 31, 2010
                    (Date of earliest event reported0

                      KURRANT FOOD ENTERPRISES, INC.
(Exact Name of Small Business Issuer as specified in its charter)

                       Commission File No. 000-52210

      Colorado                                  20-3902781
(State or other jurisdiction           (IRS Employer File Number)
 of incorporation)

          194 Hermosa Circle
          Durango, Colorado                          81301
 (Address of principal executive offices)          (zip code)

                           (303) 349-9616
       (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01   CHANGES IN CERTIFYING ACCOUNTANT

(a) On August 31, 2010, Ronald R. Chadwick, P.C., its independent public accountant resigned due to the SEC rotation requirements.

     Ronald R. Chadwick, P.C. reports on the registrant's financial statements for either of the past two years, September 30, 2009 and 2008, did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the registrant's two most recent fiscal years, September 30, 2009 and 2008, and the subsequent period through the date of resignation, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of the registrant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-B.


(b) On September 22, 2010, the board of directors of the registrant engaged the accounting firm of GBH CPAs, PC as principal accountants of the registrant for the fiscal year ended September 30, 2010. The registrant did not consult with GBH CPAs, PC during the most recent two fiscal years and the subsequent interim period preceding the engagement of GBH CPAs, PC on September 22, 2010 regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the registrant's financial statements. Neither written nor oral advice was provided that was an important factor considered by GBH CPAs, PC in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16 - Letter from Ronald R. Chadwick, P.C. dated November 23,
2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 23, 2010

KURRANT FOOD ENTERPRISES, INC.

By:     /s/Christopher Bell
        ------------------
Name:   Christopher Bell
Title:  Chief Executive Officer